Exhibit 10.7

MASTER PRIVATE LABEL FINANCING AGREEMENT

between

CHRYSLER GROUP LLC

and

SANTANDER CONSUMER USA INC.

Dated as of February 6, 2013

ARTICLE V

SUBVENTION

Section 5.01 Subvention Programs	26
Section 5.02 Limited Exclusivity of Subvention Programs	26
Section 5.03 Support Rates	26

ARTICLE VI

LIMITED EXCLUSIVITY

Section 6.01 Limited Exclusivity	26
Section 6.02 Adjustment for Price Competitiveness	27
Section 6.03 Approval	27
Section 6.04 Dealer Inventory	28
Section 6.05 Exclusivity Termination	28

ARTICLE VII

RISK ALLOCATION

Section 7.01 Risk Allocation	28
Section 7.02 Residual Risk Sharing	29

ARTICLE VIII

REVENUE SHARING

Section 8.01 Upfront Payment	30
Section 8.02 Revenue Sharing	30
Section 8.03 Cross-Selling	31
Section 8.04 Exclusivity Fees	31

ARTICLE IX

GOVERNANCE

Section 9.01 Steering Committee	31
Section 9.02 Operating Committee	31
Section 9.03 Other Committees	32

ARTICLE X

TERM; TERMINATION

Section 10.01 Term; Termination	32
Section 10.02 Obligations of SCUSA Following Termination	33

-ii-

-iii-

EXHIBITS

A.	Equity Option Agreement
B.	SCUSA Readiness Plan
C.	Dealer Financing Terms
D.	Corporate Identity Guidelines
E.	Service Level Standards
F.	Chrysler Privacy, Security and Confidentiality Agreement

-iv-

This MASTER PRIVATE LABEL FINANCING AGREEMENT (this “Agreement”), dated as of February 6, 2013, (the “Effective Date”) is made by and between CHRYSLER GROUP LLC, a Delaware limited liability company (“Chrysler”) and Santander Consumer USA Inc., an Illinois corporation (“SCUSA”).

RECITALS:

(A)	Chrysler manufactures, distributes, markets and sells motor vehicles and related goods and services, which are offered for sale under various brands to retail Consumers through a network of dealerships authorized by Chrysler.

(B)	SCUSA is a financial services company that provides automotive finance and lease, insurance, lending and related services to a variety of customers, including retail purchase and lease financing to automobile purchasers and wholesale financing and related services to automobile dealers and is majority owned by Banco Santander, a global retail banking organization.

(C)	SCUSA intends to support the sale of Chrysler Products by providing retail loans and purchasing retail installment sale contracts and lease contracts and, in lease transactions, purchasing the underlying leased vehicle from Chrysler Dealers and by providing financing for the fleet purchase of multiple vehicles by a single customer or group of related customers.

(D)	From time-to-time Chrysler may offer retail customers incentive programs to purchase or lease Chrysler Products including special lease or financing support programs, lease pull-ahead programs, lease or financing pre-approved programs and down payment assistance programs.

(E)	SCUSA is willing and able to provide certain Chrysler-branded dealer, consumer and commercial automotive financing services as described under the terms and conditions of this Agreement.

(F)	This Agreement is intended to provide for Chrysler the customer loyalty and dealer support benefits that would accrue to Chrysler were it an OEM with an exclusive financing affiliate, and to provide to SCUSA a competitive level of return based on support from Chrysler comparable to that which would be provided by an OEM with an exclusive financing affiliate.

(G)	Chrysler and SCUSA desire to formally document and to establish a framework for their relationship in the United States.

(H)	Chrysler and SCUSA are also contemporaneously entering into an Equity Option Agreement (as defined below), [***].

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Chrysler and SCUSA hereby agree as follows:

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission.

[***] indicates that text has been omitted and is the subject of a confidential treatment request.

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.01 Definitions. The words in this Agreement have the meanings usually and customarily ascribed to them in commercial contracts, except that the following terms shall have the meanings set forth below.

(a) “Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by or under common control with such Person. For purposes of this definition, “control” (including the terms “controlling,” “controlled” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; provided, however, that Affiliates of a Person shall not be deemed to include any other Person (A) under common control with such Person but who does not control, and is not controlled by, such Person; and (B) whose actions are not directed by such Person or any of its other Affiliates; provided further, that possession of more than twenty percent (20%) of the voting securities of any Person shall be deemed to constitute “control” for purposes of this Agreement. For the avoidance of doubt, Fiat S.p.A. and its Subsidiaries (other than Chrysler and any Subsidiaries of Chrysler) shall be deemed not to be Affiliates of Chrysler.

(b) “ALG” means the Residual Value Lease Guide, a publication of Automotive Lease Guide (alg), Inc.

(c) “Ancillary Services” means Dealer Ancillary Services and Retail Ancillary Services.

(d) “Asset Class” means a set of related Financing Services that have similar risk and return characteristics. For example, Dealer Wholesale Financing, Lease Financing, Retail Financing, etc. is each individually an Asset Class.

(e) “Bundling” means offering, marketing or selling two or more services together as a package (without regard to whether a discount or integrated price is offered) and the terms “Bundle” or “Bundled” shall have correlative meanings.

(f) “Business Day” means a day that is not a Saturday, Sunday or other day on which commercial banks are required or authorized by law to be closed in Auburn Hills, Michigan or New York, New York.

(g) “Chrysler Marks” means the “Chrysler Capital”, “Chrysler”, “Dodge”, “Jeep”, “RAM”, “Chrysler Capital” and “Mopar” word trademarks, and their corresponding brand logos. “Chrysler Marks” may at Chrysler’s option include names, logos, and trademarks under additional brands, including, one or more brands of Fiat Group Automobiles S.p.A. that may be distributed by or through Chrysler from time to time.

(h) “Chrysler MSRP” means the retail price of Chrysler Products suggested by Chrysler that Dealers sell the relevant Chrysler Product.

(i) “Chrysler Products” means motor vehicles and related goods and services manufactured or distributed by Chrysler under various brands, including “Chrysler”, “Dodge”, “Jeep”, “RAM” and “Mopar”. “Chrysler Products” may at Chrysler’s option include vehicles under additional brands, including, one or more brands of Fiat Group Automobiles S.p.A. that may be distributed by or through Chrysler from time to time.

(j) “Commercial Customer” means a Large Commercial Customer, Small Commercial Customer or any other Person that acquires or seeks to acquire Chrysler Products for business, commercial or similar purposes.

(k) “Commercial Financing” means Financing Services provided to Commercial Customers.

(l) “Commercial Financing Cap” as defined in Section 4.08.

(m) “Comparable OEMs” [***]; provided that such list may be modified, supplemented or amended by Chrysler from time to time with the approval of SCUSA (not to be unreasonably withheld or delayed).

(n) “Confidential Information” means the terms and conditions of this Agreement and/or any information (including data developed from any such information) in any format that meets all of the following criteria:

(i) Chrysler, SCUSA, or their respective Subsidiaries or Representatives (the “receiving party”) obtains the information from the other party (the “disclosing party”) or the disclosing party’s Subsidiaries or Representatives before or after the execution of this Agreement;

(ii) Any of the information relates to the business or financial activities of the disclosing party or its Subsidiaries; and

(iii) The information is made available to the receiving party to facilitate one or both parties’ performance of this Agreement or otherwise as a result of the commercial relationship between Chrysler and SCUSA, including information relating to customers and dealerships, pricing, methods, operations, processes, trade secrets, credit programs, financial data, business and financial relationships, technical data, statistics, technical specifications, documentation, research, development or related information, computer systems, employees, and any results or compilations of any of the foregoing;

provided that “Confidential Information” does not include any information that (i) is or becomes publicly available by any means other than a breach of this Agreement or any other obligation of a party; (ii) was known by the receiving party before its receipt from the disclosing party (provided that the source of that information is not known to the receiving party to be prohibited by contract or applicable law from disclosing that information or the receiving party is not otherwise under an obligation to maintain the confidentiality of such information); or (iii) is independently developed by the receiving party without using any information (other than information described in the foregoing clauses (i) and (ii)) from the disclosing party.

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission.

[***] indicates that text has been omitted and is the subject of a confidential treatment request.

(o) “Confidential Personal Information” means all information about Consumers that are natural Persons, including, without limitation, names, addresses, telephone numbers, account numbers and lists thereof, and demographic, credit, financial and transaction information for such Consumers.

(p) “Consumer” means (i) a Retail Consumer or (ii) a Commercial Customer.

(q) “Consumer Financing” means Retail Financing and Lease Financing.

(r) “Cost of Funds” means the average cost of borrowing (or otherwise securing funds, including through wholesale conduits, securitizations and similar programs) used in recalculating the Support Rate under this Agreement, the methodology and an illustrative calculation of which are set forth on Schedule 1.01(r) to this Agreement.

(s) “Credit Application” means a credit application in one or more standard forms developed or approved by SCUSA submitted by or on behalf of a Consumer in connection with the purchase or lease of a new or used Chrysler Product that a Dealer submits for SCUSA’s assessment and credit decision as to whether SCUSA would provide Consumer Financing for that Consumer, if the Dealer were to offer it to SCUSA.

(t) “Credit Rating Impairment” will be deemed to occur if the corporate credit rating, as determined by one or more Rating Agencies, of [***]. Notwithstanding the foregoing, a Credit Rating Impairment will be deemed not to have occurred if SCUSA, within thirty (30) days of such corporate credit rating downgrade, demonstrates to Chrysler’s good faith satisfaction that the downgrade will not impair SCUSA’s ability to perform under this Agreement, with regard to [***].

(u) “Credit Tier” means a category of credit risk determined by the Steering Committee based on FICO Scores.

(v) “Dealer” or “Dealers” means the network of dealerships authorized by Chrysler to sell Chrysler Products in the United States.

(w) “Dealer Ancillary Services” means dealer inventory insurance services, property/casualty, business interruption and other insurance products, cash management services, portfolio management services, dealer inventory administration, Remarketing services and other financial services that may be provided to Dealers.

(x) “Dealer / Customer Database” means the database maintained by SCUSA and Chrysler of all Dealers and Consumers and related data regarding Financing Services provided by such Dealers and Consumer.

(y) “Equity Option Agreement” means the agreement of even date herewith in the form attached as Exhibit A to this Agreement (the “Equity Option Term Sheet”) pursuant to which SCUSA has granted to Chrysler the option to acquire equity ownership in an organization providing the Financing Services.

(z) “Existing MAFA” means the Auto Finance Operating Agreement, dated as of April 30, 2009 by and between Ally Financial Inc. (formerly known as GMAC Inc.) and Chrysler.

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission.

[***] indicates that text has been omitted and is the subject of a confidential treatment request.

(aa) “Fees” means all [***] as contemplated by this Agreement.

(bb) “FICO Score” means the standard consumer credit scoring system created by Fair Isaac Company and commonly used by consumer credit agencies in the United States, together with any successor system during the term of this Agreement.

(cc) [RESERVED]

(dd) “Financing Disruption” means circumstances where global credit markets are such that credit is either not available or not available on commercially reasonable terms to borrowers with credit rating and business prospects similar to SCUSA for a period of [***]. The Steering Committee shall establish specific benchmarks for determining whether and when a Financing Disruption has occurred pursuant to this definition, which once established shall be modified only by written agreement of the parties.

(ee) “Financing Services” means Dealer Financing Services, Consumer Financing Services and Commercial Financing Services.

(ff) “First Break Date” means the date that is ten (10) years from the Full Start Date.

(gg) “Full Start Date” means May 1, 2013.

(hh) “GAAP” means generally accepted accounting principles in the United States.

(ii) “Governmental Authority” means any supranational, international, national, federal, state or local court, provincial, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

(jj) “Initial Funding Period” means the period of time that begins on the Effective Date and ends on the Full Start Date.

(kk) “Inventory Finance Disruption” will be deemed to have occurred if Chrysler, in any period of [***], receives notice of termination (which does not include temporary suspensions of a right to draw on credit lines) of Inventory Financing arrangements for [***].

(ll) “Inventory Financing” means the financing of motor vehicle inventory by Dealers.

(mm) “Large Commercial Customer” means a Person generally purchasing or leasing more than twenty vehicles for commercial or rental fleets for business, commercial or similar purposes.

(nn) “Law” shall mean any federal, state, local or foreign law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, judicial, agency or administrative opinion, franchise, license or permit of any governmental authority or common law, including but not limited to consumer protection, consumer credit, consumer leasing, telemarketing, truth in advertising, copyright and trademark and antitrust laws.

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission.

[***] indicates that text has been omitted and is the subject of a confidential treatment request.

(oo) “Lease Financing” means financing for motor vehicle lease contracts, including the underlying lease vehicle.

(pp) “LIBOR” means, with respect to any period, (a) the interest rate per annum appearing on Reuters Screen LIBOR01 or any successor page as the composite offered rate for inter-bank deposits of Dollars for such period as of 11:00 a.m., London time, on the day that is two London banking days before the date on which such period commences and (b) if the rate specified in clause (a) does not appear, an interest rate per annum equal to the rate at which deposits in Dollars are offered by major banks in the London inter-bank market for such period at 11:00 a.m., London time, on the day that is two London banking days before the date on which such period commences.

(qq) “Market Benchmark” will be determined in an objective and verifiable manner on [***] through the Steering Committee based on the [***] broken down by FICO bands, as referenced in Section 4.03, for retail sales by Comparable OEMs. “Market Benchmark” will be quantified using multiple accessible data sources selected in advance [***] and include like credit and structure characteristics. The Steering Committee will on a regular basis (at least quarterly), oversee a review of the efficacy of the “Market” rates through a variety of means, including internal audits, and side-by-side reviews with Dealers. An illustrative calculation of “Market” rates is attached as Schedule 1.01(qq). To the extent the Steering Committee is unable to agree on Market Benchmark, Chrysler shall have the right to engage a third party (the identity of which shall be subject to SCUSA’s prior consent, not to be unreasonably withheld, conditioned or delayed) to determine Market Benchmark by credit tiers and region.

(rr) “Material Deviation” means” a difference between originally reported data and the data derived from the results of an audit conducted pursuant to Section 13.05 that [***] of the originally reported data; provided that [***].

(ss) “NADA” means the National Automobile Dealers Association.

(tt) “Net Interest Income” means the gross interest income that has been or should be recognized by SCUSA under GAAP in connection with the Retail Financing less the interest expense directly related to the funding made available in respect of the interest earning assets, calculated based on [***]. An illustrative calculation of Net Interest Income is set forth on Schedule 1.01(tt) to this Agreement.

(uu) “Net Revenues” means the sum of (i) Net Interest Income, plus (ii) Fees, plus (iii) Operating Lease Revenue.

(vv) “New Vehicle Net Wholesale Price” means wholesale delivery price (as set by Chrysler) less applicable Lease incentives.

(ww) “Next Break Date” means (i) the date that is one year after the First Break Date or (ii) following the First Break Date, the date that is one year after the immediately preceding First Break Date or Next Break Date, as applicable.

(xx) “OEM” means an original equipment manufacturer or distributor of passenger cars and light trucks.

(yy) [RESERVED]

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission.

[***] indicates that text has been omitted and is the subject of a confidential treatment request.

(zz) “Operating Lease Revenues” means net revenues (net of depreciation and taxes) from Lease Financing provided by or through SCUSA, to Consumers leasing Chrysler Products, that have been or should be recognized as revenue by SCUSA (or affiliated Lease Financing partners, such as [***]) under GAAP.

(aaa) “Operating Spread” means a fixed spread between the Support Rate and the Cost of Funds, [***]. The Operating Spread will be established to be in line with comparable U.S. financial services/depositary institutions active in automotive finance and evaluated based on [***]. The existing methodology and an illustrative calculation of the Operating Spread is set forth on Schedule 1.01(aaa) of this Agreement.

(bbb) “Order” means any award, decision, injunction, judgment, decree, settlement, order, process, ruling, subpoena or verdict (whether temporary, preliminary or permanent) entered, issued, made or rendered by any court, administrative agency, arbitrator, Governmental Authority or other tribunal of competent jurisdiction.

(ccc) “Person” means any individual, corporation, limited liability company, partnership (whether general or limited), association, company, joint-stock company, trust, business or statutory trust, estate, joint venture, unincorporated organization, Governmental Authority or any other entity, in its own or any representative capacity.

(ddd) “Rate Support” means, with respect to financing incentives offered by Chrysler on Consumer Financing (including balloon contracts and any other significant products) that enable Retail Consumers to obtain a specified interest rate that is below market rates, the difference between the Support Rate and the below-market rate.

(eee) “Rate Support Subvention Program” means a Subvention Program involving Rate Support.

(fff) “Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a corporate credit rating on SCUSA or Banco Santander publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by Chrysler which shall be substituted for Moody’s or S&P or both, as the case may be.

(ggg) “Remarketing” means remarketing and related auction services for the purchase and sale of used vehicles, including through proprietary internet auctions hosted by SCUSA.

(hhh) “Representatives” means directors, officers, employees and representatives of a party or any of its Subsidiaries and each of their respective agents, representatives, auditors, attorneys, and other professional advisors.

(iii) “Residual Value Losses” are determined as [***]; and “Residual Value Gains” are determined as the amount by which [***]. For purposes of calculating gains on early lease termination, [***] will be deducted from the gross sales proceeds.

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission.

[***] indicates that text has been omitted and is the subject of a confidential treatment request.

(jjj) “Retail Ancillary Services” means maintenance and repair contracts (MARCs), extended warranty products, automobile insurance or protection products, or similar products sold to Consumers.

(kkk) “Retail Consumer” means an individual who acquires or seeks to acquire Chrysler Products at retail primarily for personal, family or household purposes.

(lll) “Retail Financing” means motor vehicle retail installment sale contracts.

(mmm) [RESERVED]

(nnn) “Small Commercial Customer” means a Person generally purchasing or leasing between two and twenty vehicles for business, commercial or similar purposes.

(ooo) “Specified Banking Subsidiaries” means those banking organizations that are (i) directly or indirectly wholly-owned by Banco Santander and (ii) listed on Schedule 1.01(ooo). SCUSA and such Specified Banking Subsidiaries may offer products to Dealers, but only as set forth in Schedule 1.01(ppp).

(ppp) “Standard Banking Services” means those banking and financing services that may be offered to Dealers by SCUSA and the Specified Banking Subsidiaries as set forth in Schedule 1.01(ppp).

(qqq) “Subsidiary” means, with respect to any Person, any other Person of which a majority of the voting interests is owned, directly or indirectly, by such Person.

(rrr) “Subvention Program” means programs in which Chrysler offers subvention through a financial services company conditioned upon a Retail Consumer financing or leasing through a specific financial services company. For the avoidance of doubt, “Subvention Program” does not include a program in which Chrysler offers payments or subsidies to Dealers directly or provides cash allowances or incentives whether to Dealers or Retail Consumers.

(sss) “Support Rate” means the interest rate SCUSA provides when Chrysler wants to sponsor special financing rates to Retail Consumers through a Rate Support Subvention Program.

(ttt) “US GAAP” means the generally accepted accounting principles in the United States.

(uuu) Each of the following terms has the meaning set forth in the Section set forth opposite such term below:

Chrysler	Recitals
COIN	Section 4.14
Commercial Financing Cap	Section 4.08
[***]	[***]
Commercial Financing Index	Section 4.08
Commercial Financing Services	Section 3.07
Committed Credit Lines	Section 4.02(E)

Credit Policies	Section 3.02

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission.

[***] indicates that text has been omitted and is the subject of a confidential treatment request.

Cross-Selling Activities	Section 13.02
Data Sharing Agreement	Section 4.14
Dealer Financing Services	Section 3.05
Dealings	Section 3.01
Dispute	Section 14.09
Effective Date	Recitals
Equity Option Term Sheet	Section 1.01(y)
[***]	[***]
[***]	[***]
Financing Privacy Policy	Section 4.14
Force Majeure Condition	Section 13.08
Implementing Agreement	Section 3.01
Indemnifiable Claim	Section 11.01
Indemnitee	Section 11.01
Indemnitor	Section 11.01
Key Performance Metrics	Section 4.13
Lead Member	Section 9.01
Minimum Approval Target	Section 4.03
[***]	[***]
Recovery Plan	Section 4.05
Retail Financing Services	Section 3.06
SCUSA	Recitals
Subvention Fund	Section 4.05

Termination Notice	Section 10.01
Transition Period	Section 2.01
Upfront Payment	Section 8.01
Volume Threshold	Section 6.01
Wholesale Backup	Section 4.02(C)

Section 1.02 Interpretation. In this Agreement, except to the extent that the context otherwise requires:

(i)	the headings are for convenience of reference only and shall not affect the interpretation of this Agreement;

(ii)	defined terms include the plural as well as the singular and vice versa;

(iii)	words importing gender include all genders;

(iv)	a reference to any statute or statutory provision shall be construed as a reference to the same as it may have been or may from time to time be amended, extended, re-enacted or consolidated and to all statutory instruments or orders made under it;

(v)	any reference to a “day” or a “Business Day” shall mean the whole of such day, being the period of 24 hours running from midnight to midnight;

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission.

[***] indicates that text has been omitted and is the subject of a confidential treatment request.

(vi)	references to Recitals, Sections and subsections are references to Recitals, Sections and subsections of this Agreement;

(vii)	the words “including” and “include” and other words of similar import shall be deemed to be followed by the phrase “without limitation”;

(viii)	unless otherwise specified, references to any document or agreement, including this Agreement, shall be deemed to include references to such document or agreement as amended, restated, supplemented or replaced from time to time in accordance with its terms and (where applicable) subject to compliance with the requirements set forth herein and in the other Transaction Documents;

(ix)	the Uniform Commercial Code, and any express or implied interpretation of terms thereunder, shall not apply to this Agreement which does not involve a sale of goods; and

(x)	unless otherwise specified, references to any party to this Agreement or any other document or agreement shall include its successors and permitted assignees.

ARTICLE II

PLANNING AND TRANSITION

Section 2.01 Transition Period.

(a) SCUSA will use its best efforts to facilitate a smooth transition from Chrysler’s current arrangements for auto finance services provided pursuant to the Existing MAFA to the Financing Services to be provided by SCUSA under this Agreement. The “Transition Period” shall begin on [***] and end on [***] unless mutually determined by the parties to occur sooner.

(b) Except as otherwise set forth in Schedule 2.01(b), SCUSA shall be ready, willing and able to provide all Financing Services sufficient to meet Chrysler, Dealer, or Retail Consumer demand, as appropriate, on the Full Start Date. In the event that Chrysler determines in good faith, after consultation with SCUSA, that SCUSA is unable or unwilling to provide any Financing Services (either in total or in a manner sufficient to meet Chrysler, Dealer, or Retail Consumer demand) within a commercially reasonable amount of time after Chrysler’s request therefor, Chrysler may, after resolution of any dispute as provided below, enter into agreements (“Third Party Agreements”) with any other Person(s) to obtain access to such Financing Services; provided that once SCUSA is able and willing to provide such Financing Services Chrysler will work with SCUSA in good faith to develop arrangements under which SCUSA may provide such Financing Services consistent with any agreements Chrysler may have entered into as contemplated above. Notwithstanding anything to the contrary contained herein, such Third Party Agreements [***]. Should SCUSA disagree with Chrysler’s determination above, SCUSA may bring this dispute to the Steering Committee within 10 days, clearly demonstrating to the Steering Committee’s satisfaction that SCUSA’s capabilities and execution timing in fact meet or exceed Chrysler’s requirements and the Steering Committee may determine that SCUSA’s capabilities and execution timing in fact meet or exceed Chrysler’s requirements, but shall make any such determination within 30 days of Chrysler’s initial determination.

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission.

[***] indicates that text has been omitted and is the subject of a confidential treatment request.

Section 2.02 Transition Plans.

(a) Except as otherwise agreed in this Agreement, SCUSA shall launch all Dealer Financing Services and Consumer Financing Services by the Full Start Date. To launch all Dealer Financing Services and Consumer Financing Services by the Full Start Date, SCUSA shall meet all obligations and interim milestones, by certain specified dates, as set forth Exhibit B

Section 2.03 Performance Targets

(a) Transition Period

(i) During the Transition Period, SCUSA shall meet the following specific performance targets:

(A)	Approval Rates as provided in Section 4.03(b) below;

(B)	Penetration rates subject to Section 4.13, and during the Transition Period:

Penetration

Retail: Prime	[***]%
Non-Prime	[***]%
Total Retail	[***]%
Lease	[***]%
Wholesale	[***]%

(ii) Chrysler may also, in the event that any of the targets in Section 2.03(a)(i) are not met, determine in its discretion that key processes have been effectively implemented.

(b) Post-Transition Period

(i) If SCUSA meets each of the performance targets contemplated in Section 2.02 and Section 2.03(a)(i) regarding the Approval Rates and penetration rates, the remaining term of this Agreement through the First Break Date will become effective, subject to any other remedies, including rights of early termination, as provided in this Agreement.

ARTICLE III

PRIVATE LABEL SERVICES

Section 3.01 Contractual Framework.

(a) This Agreement establishes the contractual framework for dealings between Chrysler and SCUSA related to Consumer Financing, Dealer Financing and Remarketing (individually and collectively “Dealings”).

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission.

[***] indicates that text has been omitted and is the subject of a confidential treatment request.

(b) Nothing in this Agreement precludes SCUSA from providing or continuing to provide, subject to, among other provisions of this Agreement, SCUSA’s obligations under Section 13.01 of this Agreement, any financial services to OEMs other than Chrysler or to dealers other than Chrysler Dealers, or from providing or, subject to any express provisions of this Agreement, continuing to provide insurance, mortgage, banking, or other non-automotive financial services.

(c) The specific terms and conditions related to individual Dealings that are not captured by this Agreement, or as to which the Parties mutually agree to provide for more specific terms as to a specific transaction, series of transactions, or type of transaction, will be the subject of separate agreements (each an “Implementing Agreement”), and unless SCUSA and Chrysler specifically agree otherwise, including in such Implementing Agreement, this Agreement shall control to the extent of any direct conflict between this Agreement and any such Implementing Agreement.

(d) Chrysler and SCUSA shall reasonably cooperate with one another and shall each assist the other in good faith in carrying out the other’s obligations under this Agreement and will execute and deliver all documents and instruments reasonably necessary and appropriate to do so.

(e) The Financing Services under this agreement will be the sole and exclusive financing services provided by SCUSA to Chrysler customers and Chrysler dealers unless otherwise agreed by Chrysler in writing. This provision is not intended to limit Chrysler customer or Chrysler Dealer financing options solely to this Agreement.

(f) The terms of this Agreement are intended to preserve the customer loyalty and dealer support benefits that have historically accrued to Chrysler as a manufacturer with an exclusive financing affiliate while at the same time assuring that SCUSA receives a competitive level of return. SCUSA recognizes Chrysler’s desire to grow its automotive business and will use all commercially reasonable efforts to support Chrysler in that effort.

Section 3.02 Key Services.

(a) SCUSA shall provide the services described below to Consumers and Dealers in connection with and in support of the Financial Services:

(i) SCUSA shall provide the front-end system under the Chrysler Capital brand for loan submission by Consumers or by Dealers on behalf of Consumers through DealerTrack, RouteOne, and direct application channels;

(ii) SCUSA shall provide a system to provide initial notification of loan application results to Dealers on behalf of Consumers (approval, conditional approval or rejection) in a timely manner. Specifically, SCUSA will provide, as Chrysler Capital, a callback (either automated or manually) with a baseline deal structure within [***] after a loan or lease application is submitted through [***] channels. The initial callbacks shall [***] decision, any applicable stipulations, and contact information for the dealer to package and send deals, or rehash (i.e., the negotiation of individual applications between SCUSA and a Dealer) with a SCUSA dedicated buyer or funding associate. The parties understand rehashing is an acceptable part of the underwriting process and as such, SCUSA dedicated buyers and funding associates shall be available for rehash discussions [***] of loan application submission. If stipulations are required, SCUSA buyers and

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission.

[***] indicates that text has been omitted and is the subject of a confidential treatment request.

funding associates shall immediately and clearly state such stipulations on the callback or during rehash. The above approval and response requirements assume receipt of loan applications at any time from [***] on any day (excluding specified holidays as determined by the Steering Committee) in the relevant North American time zone;

(iii) SCUSA shall provide full spectrum credit servicing for Consumer Financing as Chrysler Capital and will leverage existing infrastructure and technology to maximize efficiency and effectiveness and control cost. Chrysler Capital account management will be model-driven and utilize existing and customized automated servicing and collections strategies based on custom scores, behavior scores, and predictive modeling. Each of these models will be validated against actual results and, when necessary, adjusted based on real time performance. These strategies shall leverage application characteristics, refreshed credit data and customer behavior to apply risk driven loan treatment;

(iv) SCUSA shall provide Remarketing services to Dealers at SCUSA’s sole cost and expense as more fully described in Schedule 3.02(a)(iv);

(v) SCUSA shall in consultation with Chrysler, establish credit policies (the “Credit Policies”) applicable to the Financing Services provided under this Agreement. These policies will be validated against actual results and, when necessary, adjusted based on real time performance. SCUSA shall in good faith, and as allowed by Law (including, for avoidance of doubt, all state and federal finance regulations applicable to SCUSA), seek to establish Credit Policies with the goal of meeting the needs for Chrysler Dealers and Consumes regarding Financing Services, while also seeking to meet Chrysler’s retail sales objective; and

(vi) SCUSA shall, in consultation with Chrysler, develop Chrysler Capital branded loan documentation for Lease Financing.

Section 3.03 Dedicated Business Unit.

(a) SCUSA shall establish a separate business unit dedicated to providing the Financial Services. The business unit shall include SCUSA employees dedicated solely to marketing and product development and new program, design, development and implementation of the Financing Services.

(b) SCUSA shall segregate its Chrysler-dedicated front office personnel, sales force personnel, and the Dealer / Customer Database from other personnel, sales force personnel, funding, retail credit and dealer credit underwriting, and dealer and customer databases that are not dedicated to providing the Financing Services provided under this Agreement or are not otherwise dedicated to performing SCUSA’s obligations under this Agreement. Segregation of back office personnel (customer service, collections, and administration) shall be as determined by the Steering Committee.

(c) SCUSA shall provide dedicated marketing/program development personnel and sales force personnel at Chrysler locations, as specified by Chrysler.

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission.

[***] indicates that text has been omitted and is the subject of a confidential treatment request.

(d) At Chrysler’s request and expense, SCUSA will develop and implement information technology systems with infrastructure segregated from other SCUSA systems to facilitate the transition to, and/or purchase of operating systems by, Chrysler or its designee(s).

(e) In lieu of maintaining an office location in the metropolitan Detroit area appropriately staffed by certain key SCUSA individuals resident in the metropolitan Detroit area, as originally agreed, SCUSA agrees that [***] at least [***] of the key individuals leading the established, separate business unit dedicated to providing the Financial Services, [***], will be ready and capable to meet with Chrysler, in person at Chrysler’s Auburn Hills headquarters, for the duration of this Agreement without limit as to the duration of any such meeting or the number of such meetings Chrysler may request. Any person meeting with Chrysler shall have appropriate authority to act on behalf of SCUSA. The list of such key individuals for purposes of this Section is set forth in Schedule 3.03(e), which shall be amended from time to time by agreement of the Steering Committee.

Section 3.04 Non-Chrysler Services.

(a) Except as provided in Schedule 1.01(ppp) or as may otherwise be agreed between Chrysler and SCUSA to jointly market with appropriate shared compensation for the offer of any such agreed product or services, SCUSA shall not market or provide any services not related to Chrysler through Dealers or at any Chrysler location without prior written consent of Chrysler subject to appropriate exceptions that may be approved by Chrysler (such approval not to be unreasonably withheld or delayed) to permit Specified Banking Subsidiaries to provide Standard Banking Services that are unrelated to, and that are not Bundled with, any Financing Services provided by SCUSA pursuant to this Agreement.

Section 3.05 Dealer Financing Services.

(a) SCUSA shall provide full and fair consideration of any application for Dealer Financing received from a Dealer, applying commercial lending credit risk underwriting standards consistent with SCUSA’s general practices for financing automotive dealers and will provide Dealer Financing to Dealers, if appropriate in SCUSA’s reasonable discretion in accordance with its usual and customary commercial lending standards, subject to safety and soundness requirements and, absent a default by the dealer, the guidelines described in Exhibit C to the Agreement.

(b) The Financing Services, to be provided by SCUSA to Dealers, shall include the following services and any additional services necessary or appropriate to facilitate the offering of any of the services listed below (collectively, the “Dealer Financing Services”):

(i) Dealer Wholesale Financing – SCUSA shall offer lines of credit to Dealers, sufficient to allow each Dealer to meet Chrysler sales objectives, to finance the acquisition of automobiles and Ancillary Services sold or distributed by Chrysler (including FIAT-branded automobiles). SCUSA shall provide [***] settlement to Chrysler on all Dealer Inventory Loans [***];

(ii) Other Dealer Financing – SCUSA shall provide sufficient secured or unsecured working capital loans or credit lines, real estate or mortgage loans, equipment financing, and medium-term loans to finance construction of new dealerships or renovations, additions or expansions of existing dealerships;

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission.

[***] indicates that text has been omitted and is the subject of a confidential treatment request.

(iii) Used Vehicle Inventory Financing – SCUSA shall provide lines of credit to Dealers for used vehicle inventory financing;

(iv) Wholesale Parts Inventory Financing – SCUSA shall provide lines of credit to Dealers to finance the purchase and carrying of parts inventory (including Dealers that supply parts to customers other than Retail Consumers, such as other dealers or body shops);

(v) Financing for Ancillary Purposes – SCUSA shall provide financing to Dealers to support dealer rental, demonstrator vehicles and courtesy vehicles;

(vi) Ancillary Services – SCUSA shall provide to Dealers specified Dealer Ancillary Services;

(vii) Dealer Participation Programs – SCUSA shall make available to Dealers services designed to allow Dealers to participate in recourse for credit losses and/or lease residuals on loans and leases provided by Chrysler customers for competitive purposes (i.e., Dealers offered the opportunity to buy down rate or contribute financially to enable a Retail Consumer to qualify for a Retail Financing product); and

(viii) Dealer Loyalty Programs – SCUSA shall in consultation with Chrysler develop and provide to Dealers loyalty incentive programs providing financial incentives to Dealers designed to (i) foster a coordinated approach across all of the Financing Services within the Chrysler Dealer network, (ii) promote Dealers’ access to and utilization of the Financing Services and (iii) increase Chrysler brand equity consistent with best practices on the understanding and on a basis that is competitive with offerings of auto finance companies affiliated with an OEM.

(c) Chrysler shall not prohibit Dealers from providing guaranties and/or additional security or credit enhancements to SCUSA, including granting a secondary security interest in accounts payable owed by Chrysler to Dealers.

Section 3.06 Retail Financing Services.

(a) SCUSA shall provide full and fair consideration for any and all Credit Applications from a Retail Consumer. SCUSA shall apply credit risk underwriting standards consistent with SCUSA’s general practices for Retail Financing and will purchase contracts or otherwise provide such Retail Financing, if appropriate in SCUSA’s reasonable discretion in accordance with its usual and customary standards for creditworthiness and any applicable regulatory safety and soundness standards.

(b) The Financing Services to be provided by SCUSA for Retail Consumers shall include the following services and any additional services necessary or appropriate to facilitate the offering of any of the services listed below (collectively, the “Retail Financing Services”):

(i) Consumer Loans/Installment Sale Contracts – Subject to the exception listed on Schedule 2.01(b), SCUSA shall provide consumer loans (including balloon payment loans), installment sale contracts and lender financing products common to the market to finance Retail Consumers in the purchase of new and used (including certified pre-owned) vehicles from Dealers;

(ii) Consumer Lease Financing – Subject to the exception listed on Schedule 2.01(b), SCUSA shall provide lease financing to Retail Consumers for the acquisition of new and used (including certified pre-owned) vehicles from Dealers (and will purchase the underlying vehicles to facilitate such acquisition and loan financing);

(iii) Customer Loyalty Programs – SCUSA shall in consultation with Chrysler develop and provide to Retail Customers customer loyalty programs, including rate discounts for repeat OEM and/or financing customers consistent with best practices in the industry and on a basis that is competitive with offerings of auto finance companies affiliated with an OEM; and

(iv) Ancillary Services – SCUSA shall, in consultation with Chrysler, develop and provide to Retail Customers a full range of market competitive Retail Ancillary Services that are designed to be consistent with best practices in the industry in terms of the range and quality of offerings by auto finance companies affiliated with or otherwise providing services to other OEMs.

(v) All servicing (including billing, collections, customer service, regulatory reporting; payoff and lien release) for Retail Financing (e.g. Consumer loans/leases) must be retained by SCUSA under this Agreement, regardless of the ultimate ownership of the underlying loan or lease asset.

Section 3.07 Commercial Financing Services.

(a) SCUSA shall provide full and fair consideration of any application from a Commercial Customer, applying credit risk underwriting standards consistent with SCUSA’s general practices for Commercial Financing and will purchase contracts or otherwise provide such Commercial Financing, if appropriate in SCUSA’s reasonable discretion in accordance with its usual and customary standards for creditworthiness, and any applicable regulatory safety and soundness standards.

(b) Except as otherwise agreed to by the parties, the Financing Services to be provided by SCUSA, shall include the following services and any additional services necessary to facilitate the offering on a non-exclusive basis of any of the services listed below (collectively, the “Commercial Financing Services”):

(i) Fleet and Large Commercial Customer Financing – SCUSA shall provide financing for the purchase of vehicles by Large Commercial Customers, including for rental fleets and large commercial fleets;

(ii) Small Commercial Customer Financing – SCUSA shall provide financing for the purchase of vehicles by Small Commercial Customers; and

(iii) Bailment Pool – SCUSA shall provide financing for manufacturers or up-fitters approved by Chrysler for inventory in the process of being modified, including modifications for special equipment.

Section 3.08 Annual Review of Financing Services.

(a) At least [***], SCUSA will, in consultation with Chrysler, conduct a review of the Financing Services provided under this Agreement and use its best efforts to ensure that the Financing Services at a minimum meet industry best practices, particularly with respect to customer interface, marketing, operating processes and scope of financing products. Industry best practices shall be defined by the Steering Committee, and may be changed from time to time by agreement of the Steering Committee to reflect changes in the industry over the term of this Agreement. To the extent that any review of Financing Services identifies any shortfall from industry best practices as defined by the Steering Committee, the Steering Committee shall promptly develop a remediation plan reasonably acceptable to Chrysler and the parties will use reasonable best efforts to implement the remediation plan as promptly as practicable.

Section 3.09 Third-Party Subcontracting.

(a) SCUSA may provide the Financial Services via third-party subcontractors in consultation with, or with the prior written consent of, Chrysler; provided that any such consent by Chrysler to any third-party subcontracting will not relieve SCUSA from any of its obligations under this Agreement.

(b) Chrysler shall have the right to review and approve (acting in its sole discretion) any third-party sub-contracts related to Financial Services, including the identity of any subcontractor. Any Financing Services provided pursuant to third party subcontracts may, to the extent Chrysler determines, be offered and sold under a Chrysler Brand.

Section 3.10 Trademark License and Branding.

(a) License Grant: The Financing Services provided by SCUSA pursuant to this Agreement will be marketed and provided exclusively under one or more of the Chrysler Brands. In conjunction with its marketing and provision of the Chrysler Capital Financing Services, SCUSA may use other Chrysler Marks. Accordingly, Chrysler hereby grants to SCUSA a limited, non-exclusive, non-transferable, royalty-free license to use the Chrysler Marks in the United States of America, solely in connection with the Financing Services and the performance of its obligations under this Agreement.

(b) Usage Guidelines: SCUSA’s use of the Chrysler Marks will at all times comply with Chrysler’s corporate identity guidelines, specifications and other usage instructions, as such may be amended from time to time by Chrysler. The corporate identity guidelines for the Chrysler Capital trademark are attached hereto as Exhibit D and corresponding usage guidelines for the other Chrysler Marks may be found on Chrysler’s corporate identity website (www.chryslerci.com). To ensure compliance with Chrysler’s corporate identity guidelines, SCUSA shall submit to Chrysler for prior written approval a copy of any material incorporating any Chrysler Mark that SCUSA proposes to use in connection with the Financing Services, including but not limited to any signage, financing documents (e.g., lease agreements, loan documentation, etc.), stationery, invoices, business cards, displays, websites, advertising, publicity and promotional materials. SCUSA shall not use any such material without Chrysler’s prior written approval, such approval not to be unreasonably withheld.

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission.

[***] indicates that text has been omitted and is the subject of a confidential treatment request.

(c) Acknowledgement of Ownership: As between the parties, SCUSA acknowledges Chrysler’s exclusive ownership of the Chrysler Marks and the validity thereof. Any and all use of the Chrysler Marks by SCUSA shall inure to the benefit of Chrysler. SCUSA shall not (i) represent in any manner that it has any ownership rights in the Chrysler Marks; (ii) attack the validity of any Chrysler Mark; (iii) claim adversely to any right or interest of Chrysler in and to the Chrysler Marks or any trademarks confusingly similar to the Chrysler Marks or assist any third party in doing so; (iv) register or attempt to register any trademark or domain name incorporating any Chrysler Mark; (v) sublicense any Chrysler Mark; or (vi) initiate any legal proceeding or take any other action in connection with the defense of any Chrysler Mark.

(d) Termination: SCUSA’s trademark license to use the Chrysler Marks terminates when this Agreement expires or terminates. In addition, Chrysler may terminate the trademark license granted to SCUSA to use any or all of the Chrysler Marks in connection with the Financing Services in the event SCUSA fails to meet any of the requirements of Section 4.01, Section 4.02, Section 4.03 and Section 4.05 or if SCUSA breaches any other material provision of this Agreement.

Section 3.11 Wholesale Payment Procedures.

(a) SCUSA agrees to comply with Chrysler’s wholesale payment procedures.

(b) Chrysler will use commercially reasonable efforts to provide SCUSA with reasonable prior notice of any amendments, modifications, or changes to Chrysler’s standard contractual terms and conditions or bulletins for the sale of vehicles to Chrysler Dealers.

(c) Each commitment to pay with respect to Dealer Financing (“Commitment to Pay”) will be governed by Chrysler’s new vehicle financing documentation, which documentation SCUSA agrees will provide for [***]. The terms and conditions of each Commitment to Pay shall survive termination of this Agreement.

ARTICLE IV

COMMITMENTS FROM SCUSA

Section 4.01 Funding. Subject to its Credit Policies, SCUSA shall provide all financing and funding necessary to provide all of the Financing Services contemplated to be provided under this Agreement.

(a) SCUSA shall provide funding for the specified amounts as indicated on Schedule 4.01(a) of Chrysler’s retail sales through subvented and non-subvented Consumer Financing and Commercial Financing during the Initial Funding Period.

(b) Subject to the Credit Policies, SCUSA shall provide sufficient Dealer Inventory Financing to Dealers to support Dealer inventory at [***] (based on [***] sales by such Dealer) of new vehicles [***] for each Dealer, subject to adjustment to facilitate build out or ramp-up of Dealer inventory.

(c) SCUSA shall use its best efforts to provide Dealer Inventory Financing to all Dealers who request such financing from SCUSA.

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission.

[***] indicates that text has been omitted and is the subject of a confidential treatment request.

(d) SCUSA shall work with Chrysler to increase the funding available for Dealer Inventory Financing in the event of a Financing Disruption that affects such Dealer. In the event of a Financing Disruption, SCUSA will provide Dealer Inventory Financing at market pricing and on substantially similar terms as such Dealer had in place immediately prior to the Financing Disruption, for not less than [***] of Dealers that lose (or are notified in writing of the impending loss of) Dealer Inventory Financing during such Financing Disruption.

(e) SCUSA will have available [***] to deploy to Dealer Inventory Financing if and when such financing is needed by Dealers.

Section 4.02 Funding Plan.

SCUSA shall:

(A)	maintain in place without reduction (other than with Chrysler’s prior written consent) the funding plan for the Transition Period attached as Schedule 4.01(a), which shall rely solely on SCUSA’s own funding capabilities, including through wholesale/conduit/securitization access and committed funding from parties that have on or prior to the date hereof entered into definitive commitments with SCUSA and Chrysler to provide funding;

(B)	provide written assurances, by the Effective Date from a retail funding backstop acceptable to Chrysler for the Transition Period;

(C)	maintain in place [***] without reduction (other than a reduction for which Chrysler has given prior written consent) (the “Wholesale Backup”);

(D)	prior to the end of the Initial Funding Period, negotiate definitive cooperation agreements with providers of [***] acceptable to Chrysler; and

(E)	from and after the Full Start Date, maintain in place (and provide to Chrysler appropriate evidence thereof) [***] (which may include without limitation committed credit lines, warehouse lines, committed whole loan flow arrangements, and other financing, and/or any portion of any of the foregoing) that is reserved for the exclusive use of providing short-term liquidity needs to support Chrysler retail financing (including amounts actually utilized for such purpose, e.g., utilization pending on ABS issuance) (the “Committed Credit Lines”).

In the event that, as a result of SCUSA’s secondary market sales of portfolios of loans, Chrysler believes that, notwithstanding the sharing of economic value pursuant to the final sentence of Section 8.02(b), Chrysler is not achieving what it regards as an acceptable revenue share, Chrysler may request that the Steering Committee review the relative economic benefits to the parties and propose remedial actions to be implemented by the parties.

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission.

[***] indicates that text has been omitted and is the subject of a confidential treatment request.

Section 4.03 Approval Levels.

(a) The parties will target the following minimum approval rates for Retail Financing within each Credit Tier (each, a “Minimum Approval Target”):

FICO Score	Net Credit Loss Rates (Annualized)	Approval Rates
[***]	[***]%	[***]-[***]%
[***]	[***]%	[***]-[***]%
[***]	[***]%	[***]-[***]%
[***]	[***]%	[***]-[***]%
[***]	[***]%	[***]-[***]%
[***]	[***]%	[***]-[***]%

(b) In the event delinquency and loss rates materially deviate from the parties’ original expectations, a party may request modification in the Minimum Approval Targets which shall be subject to approval by the Steering Committee.

(c) Targeted approval rates shall include those customers with an ability to pay (defined in order to meet regulatory requirements).

(d) SCUSA shall use the [***] for new vehicles and [***] for used vehicles, in determining the “value” portion to the extent SCUSA imposes any loan-to-value requirements under its Credit Policies.

Section 4.04 Sales Force.

(a) The dedicated SCUSA sales personnel will manage go-to-market programs for the Financing Services as well as any other services provided by third party subcontracts on either a flow basis or application pass through basis pursuant to Section 3.09.

(b) The dedicated SCUSA sales personnel shall use Chrysler-branded vehicles for all sales calls to Dealers.

(c) Subject to Section 3.09 of this Agreement, the dedicated SCUSA sales force will be aligned with Chrysler’s Business Centers. The sales force shall be able to address all Financing Services, including Dealer wholesale financing, Dealer loans, Commercial Financing, Retail Financing, Lease Financing, Remarketing and Chrysler-provided vehicle service contracts.

Section 4.05 Service Levels.

(a) SCUSA will be required to meet the Service Levels Standards in dealing with Chrysler and all Dealers, Retail Consumers and Commercial Customers. The initial Service Level Standards are set forth in Exhibit E. The parties will work in good faith to amend the initial Service Level Standards set forth in Exhibit E, from time to time, to reflect changes to current best practices over the term of the Agreement.

(b) Dealer Satisfaction Surveys using [***] or other providers and/or methodologies selected by Chrysler with the consent (not to be unreasonably withheld or delayed) of SCUSA will be conducted at least once per year during the term of the Agreement and the Service Level Standards will apply to the relative ranking of the Financing Services as compared to competitors’ services.

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission.

[***] indicates that text has been omitted and is the subject of a confidential treatment request.

(c) In case of a breach of any of the Service Level Standards that is not remedied by SCUSA within the relevant time periods set forth in Exhibit E after SCUSA’s receipt of written notice from Chrysler specifying the breach in reasonable detail, SCUSA and Chrysler shall, through the Steering Committee, jointly develop a recovery plan in respect of such breach (the “Recovery Plan”). If SCUSA fails to comply with the Recovery Plan and such failure to comply is not remedied within 30 days after written notice thereof has been given to SCUSA by Chrysler specifying the breach (or some other time period agreed by the Steering Committee for the specified activity), Chrysler shall be entitled to [***]. Chrysler may use the Subvention Fund for any subvention program which it implements over a [***].

(d) The Recovery Plan shall also include firm notice and cure periods as agreed to by the Steering Committee, which may be amended from time to time by agreement of the Steering Committee.

Section 4.06 Dealer Training Support.

(a) SCUSA shall develop, in cooperation with Chrysler, and implement a comprehensive Dealer training program designed to effectively and efficiently train Dealers in the adoption and optimization of the Financing Services, including Credit Applications, contracts for Retail Financing and Lease Financing, working capital, inventory and cash management by Dealers, Retail Ancillary Services and Remarketing.

Section 4.07 Remarketing.

(a) All Remarketing activities, as set forth in Section 3.02(iv), will be at SCUSA’s sole cost. The parties will cooperate for the Remarketing of Chrysler vehicles in a manner that appropriately (i) protects and enhances the value and perception of the Chrysler Brands and (ii) leverages the Dealer network. SCUSA and Chrysler shall cooperate to implement the parties’ suggestions and concerns for Remarketing in a manner that optimizes Chrysler Brand equity and sales efforts and pricing. Notwithstanding the foregoing, the parties recognize that there may be circumstances where Chrysler requests SCUSA to perform Remarketing activities outside of the industry-standard. In such cases the Steering Committee may agree on such services to be provided and the allocation of the cost between SCUSA and Chrysler for such services.

Section 4.08 Pricing; Support Rate.

(a) Consumer Subvention Programs:

(i) Formula to be used as the pricing model to determine the appropriate Support Rate on a pre-tax basis.

(A)	In calculating the Support Rate, SCUSA will provide transparency to its pricing model which will reflect [***]. The Support Rate will then be compared at regular intervals, for an agreed range of Credit Tiers, to a [***]. An illustrative calculation of the Support Rate [***] is attached hereto as Schedule 4.08(a).

(B)	The components of both the Support Rate and the Market Benchmark will be reviewed, and found to be mutually satisfactory, by the Steering Committee.

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission.

[***] indicates that text has been omitted and is the subject of a confidential treatment request.

(C)	“The Operating Spread” will be a fixed spread consisting of [***] determined as provided in Schedule 4.08(c) to this Agreement.

(1)	The Operating Spread will be established to be in line with [***].

(2)	The Operating Spread will be provided by SCUSA with full disclosure of its cost of origination/servicing, credit loss, credit enhancement, dealer participation, and targeted return by asset class.

(3)	The Operating Spread must be [***].

(4)	Credit loss assumptions for the Operating Spread will vary by categories of credit risk and term of the consumer contract and will be determined based primarily on actual historical loss experience for consumer new, consumer used, lease and balloon contracts. Credit loss assumptions will be reviewed quarterly.

(D)	Operating Expense levels will be reviewed no less frequently than [***]. Any change in SCUSA’s operating expense assumptions will be discussed with Chrysler prior to implementation.

(ii) SCUSA agrees that the Support Rate at each Credit Tier will:

(A) [***]

(B) [***]

(C) [***]

(iii) SCUSA will make available to Chrysler on a [***] basis, or more frequently as rates change, the standard retail rates it offers to the market, reported on a regional basis, broken down by Credit Tier, loan size and other relevant metrics. SCUSA will demonstrate its compliance with subsection (a)(ii) and this subsection (a)(iii) through quarterly reporting to the Steering Committee by presenting comparisons to both the average standard rates offered to Consumers and in the overall marketplace. Chrysler will have audit rights with respect to such reporting.

(iv) For any Subvention Program, Chrysler may, in its discretion, exclude certain Credit Tiers or terms from the subvented financing offer.

(v) Any change to the credit scoring system used by SCUSA relating to the Financing Services will be communicated to Chrysler promptly, but, in any case, such a change shall not affect the agreed pricing mechanism.

(b) Dealer Financing Subvention Programs:

(i) If Chrysler, in its discretion, offers Subvention Programs, then Chrysler will offer such Subvention Program through SCUSA on a nonexclusive basis. Chrysler will use commercially reasonable efforts not to discriminate against SCUSA in offering such Subvention Programs.

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission.

[***] indicates that text has been omitted and is the subject of a confidential treatment request.

(ii) Support Rate pricing for new Subvented dealer inventory finance business will be based [***], which shall be agreed to on a regular basis by the Steering Committee.

(iii) For purposes of calculating the support rate for commercial financing, the overall weighted average cost of funding will be capped [***] (the “Commercial Financing Cap”) calculated on the basis of a [***] (the “Commercial Financing Index”). Both the Commercial Financing Cap and the Commercial Financing Index shall be agreed to by the parties in the Steering Committee, and shall be adjusted from time to time as agreed to by the parties. [***].

(c) Any Rate Support payments for Consumer Subvention Programs will be discounted to present value at the applicable Support Rate and further discounted at the applicable Support Rate for expected pre-payments, based on historical customer pre-payment experience (which will be subject to quarterly true-ups to reflect actual prepayment experience, which intervals may be adjusted as agreed by the Coordinating Committee).

(d) SCUSA shall report to Chrysler on actual prepayment experience on a quarterly basis.

(e) [***]

Section 4.09 Information Technology.

(a) SCUSA shall provide best-in-class IT platform(s) (including all application components to cover the end-to-end processes (front end, middle end and back end)) and IT services necessary or advisable for the achievement of the obligations set out in this Agreement.

(b) SCUSA shall provide best in class IT services necessary or advisable to ensure disaster recovery of all of the applications and data as well as business continuity procedures which are intended to avoid interruption of normal course of business operations. Any data center used by SCUSA shall be certified and conform to the best practices and standard related to security and data protection (including but not limited to logical security, change control management, etc.). SCUSA shall (and will cause any third party data center to) comply with security and data protection standards no less stringent than those applied by Chrysler in its business operations and communicated to SCUSA.

(c) Chrysler will be entitled to audit, including through external consultants and/or specific procedures, SCUSA’s IT system for the purpose of verifying compliance with the above mentioned obligations no more frequently than twice per year.

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission.

[***] indicates that text has been omitted and is the subject of a confidential treatment request.

Section 4.10 Information Rights/Transparency.

(a) SCUSA shall develop, and use all commercially reasonable efforts to maintain and keep up to date the Dealer / Customer Database. To the maximum extent permitted by Law, Chrysler shall own all rights in and to the Dealer / Customer Database and all Customer Information and Dealer Information stored thereon (including applicable flow, underwriting results, credit / payment performance, residuals performances, if any, etc.).

(b) Each party will also use commercially reasonable efforts to generate further data reports for the other party in response to reasonable requests. The parties will develop a joint policy on the use and protection of customer data in connection with the Financing Services and will ensure that appropriate steps are taken to comply with applicable requirements with respect to Customer Personal Information. Chrysler shall, to the maximum extent permitted by Law and using any commercially reasonable structure determined by Chrysler, have full ownership rights or a fully-paid worldwide perpetual license in all of the data, including the Dealer/Customer Database.

(c) SCUSA shall take all necessary actions to ensure that it does not use any of the Customer Personal Information or Dealer Information except in furtherance of the performance of its obligations under this Agreement (including but not limited to, maintaining separate and segregated databases and records (e.g., on separate servers or segregated in another way that allows Chrysler to easily obtain and maintain sole and exclusive ownership, control and domain over all such data in the event of a termination of the Agreement) for Chrysler and other OEMs to which SCUSA provides services) or for the purposes of marketing the Financing Services or products that are not related to the Chrysler Business.

(d) SCUSA shall work with the Chrysler marketing department on programs to best utilize proprietary data related to the Consumer Financing to optimize vehicle lifecycle marketing efforts.

Section 4.11 Quality.

(a) SCUSA shall use its best efforts to maintain the competitive position of the Financing Services as compared to comparable financing services available to other major OEMs (including from captive and non-captive providers).

(b) The Financing Services will be benchmarked against competitive offerings on a regular basis (as the basis of surveys capturing service level information consistent with the Service Level Standards and information reported by SCUSA pursuant to Section 12.01, below). In the event that metrics related to the Financing Services substantially decline, then the parties, via the Steering Committee, will work together to determine the cause for such decline and a plan of action to improve the metrics.

Section 4.12 Promotion.

(a) SCUSA shall market, promote and advertise the Financing Services to Consumers in at least the same manner and frequency (including, without limitation, consumer offers) as SCUSA currently promotes similar services with respect to other OEM services.

(b) The parties may create a joint marketing fund to enable the parties to contribute funds for targeted incentives designed to drive customer growth and retention.

(c) SCUSA’s promotion of the Chrysler-branded private label financing services will be independent on any branding associated with any other OEM and will include the following:

(i) Financing documents – Chrysler Capital branded lease agreements.

(ii) Marketing materials – Marketing materials, including brochures, catalogs and other materials will reflect appropriate branding for both Chrysler Capital as well as each of the Chrysler brands.

(iii) Website – SCUSA will develop and implement a private label website with substantially the same functionality and tools (including rate and payment tools) as any similar SCUSA consumer website including any website used for any other OEM. Such website will not link directly or indirectly to any website other than Chrysler proprietary sites.

Section 4.13 Performance Metrics.

Provided that Chrysler treats SCUSA in a manner consistent with Comparable OEM’s treatment of their captive finance providers (“Treatment Parameters”), as defined below, SCUSA shall comply with the key performance metrics set forth in Schedule 4.13 (“Key Performance Metrics”), [***]. If SCUSA fails to meet any of the Key Performance Metrics at the end of any [***] period pursuant to Schedule 4.13, Chrysler may [***]. The Steering Committee shall have the right, but not the obligation, to develop notice and cure periods factoring in to account such factors as customer service, cost efficiency, breadth and effectiveness of product offerings, business trajectory and regional considerations. As used herein, “Treatment Parameters” means: [***].

Section 4.14 Data Sharing, Security and Privacy.

SCUSA agrees to negotiate in good faith with Chrysler the terms and conditions of a data sharing agreement [***] that includes, among other things, standard license terms and restrictions for data use, initial uses of data contemplated by each party, a list of third party service providers that will be involved in the processing of data, and information security protocols for the processing and transmission of data (the “Data Sharing Agreement”). As between Chrysler and SCUSA, to the maximum extent permitted by Law, Chrysler shall own all data including all customer data related to the Financing Services.

SCUSA will provide and comply with all required disclosures and consumer facing notices, including those practices related to data privacy (the “Financing Privacy Policy”). The Financing Privacy Policy must be approved by Chrysler and may be updated from time to time by written agreement of the parties.

In the event that the parties wish to permit access to SCUSA of any Chrysler data or customer information from Chrysler’s owner database (“COIN”), SCUSA agrees to execute the Chrysler Privacy, Security and Confidentiality Agreement attached hereto as Exhibit F without material modification.

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission.

[***] indicates that text has been omitted and is the subject of a confidential treatment request.

ARTICLE V

SUBVENTION

Section 5.01 Subvention Programs.

(a) Whether to offer Subvention Programs and the terms, conditions and timing of any Subvention Programs shall be determined exclusively by Chrysler and any such Subvention Program shall be implemented by SCUSA, as required and communicated by Chrysler, either by electronic or other means, at least [***] before the commencement of any such Subvention Program (except for routine special rate and special residual support changes, notice of which may be given [***] before the scheduled start date; it being further understood that if Chrysler does not provide the [***] notice of a Subvention Program, SCUSA will nevertheless use its reasonable best efforts to implement that Subvention Program to the extent reasonable and practicable under the circumstances). After receipt of notice of such a Subvention Program, SCUSA will notify Chrysler as promptly as practicable if SCUSA is unable to implement or participate in that Subvention Program.

(b) Chrysler will use commercially reasonable efforts to solicit input from SCUSA as to individual Subvention Programs and will consult in good faith with SCUSA as to the terms and conditions of individual Subvention Programs to facilitate SCUSA’s ability to provide Consumer Financing Services to support Chrysler’s business, provided that Chrysler will not be bound to implement or modify the terms of any particular proposed Subvention Program in response to SCUSA’s input but will remain free, subject to Chrysler’s specific obligations in this Agreement, to design and implement Subvention Programs in its discretion.

Section 5.02 Limited Exclusivity of Subvention Programs.

(a) If Chrysler, in its sole discretion, offers Subvention Programs, then Chrysler will offer such Subvention Program through SCUSA. If SCUSA is not able to provide the necessary funding as required under this Agreement for a specific Subvention Program and/or to fulfill the financing/pricing provisions of this Agreement, Chrysler shall be entitled to revoke the limited exclusivity described below with respect to that Subvention Program.

Section 5.03 Support Rates.

(a) Support Rates shall be updated monthly by SCUSA, communicated by SCUSA to Chrysler not less than [***] prior to the beginning of the release month and will be effective on the first Business Day of the following month, or as otherwise agreed by Chrysler, and may not be adjusted [***].

ARTICLE VI

LIMITED EXCLUSIVITY

Section 6.01 Limited Exclusivity.

(a) Beginning on May 1, 2013, Chrysler will, if SCUSA has met agreed milestones as to credit decisions for initial Dealer inventory credit applicants, provide that [***] of Chrysler subvented unit volume (the “Volume Threshold”) is financed through the private label services provided under this Agreement.

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission.

[***] indicates that text has been omitted and is the subject of a confidential treatment request.

(b) The limited exclusivity of Subvention Programs will be limited to programs under which Chrysler makes a payment to a financial services provider of an amount necessary to achieve a targeted annual interest rate or lease payment amount pursuant to a national marketing program (and will include “bonus cash” programs similar to those currently used by Chrysler but will not include other fixed dollar incentives, whether provided to dealers, consumers or others nor will they include any local promotions).

(c) SCUSA will not enter into agreements or incur obligations that will restrict its ability to participate in any Chrysler subvention program.

(d) Limited Exclusivity will [***] set forth below.

Section 6.02 Adjustment for Price Competitiveness.

(a)

Pricing	Level of Exclusivity
[***]	[	***]
[***]	[	***]
[***]	[	***]

(b) After the first 3 months after the Full Start Date, the determination of where SCUSA’s pricing has been relative to the Market Benchmark, and thus SCUSA’s exclusivity threshold under Section 6.02(a), shall be determined monthly pursuant to the terms of this Agreement and based on the most current [***]. Notwithstanding the foregoing, the Steering Committee shall have the right, but not the obligation, to set up a cure process, in lieu of the termination right, in the event that SCUSA’s pricing levels falls to [***].

Section 6.03 Approval

(a)

FICO Score	Approval Rates
[***]	[	***]
[***]	[	***]
[***]	[	***]
[***]	[	***]
[***]	[	***]
[***]	[	***]

(b) If, [***], SCUSA’s approval rate percentages are [***] of the Approval Rate ranges for any of the FICO Score bands, subject to SCUSA’s one time right to cure within three (3) months, the exclusivity thresholds in Sections 6.01 and 6.02 shall [***] until SCUSA’s Approval Rates for [***] are again within the Approval Rate ranges specified in Section 6.03(a) for all FICO Score bands, subject to the Minimum Approval Targets in Section 4.03.

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission.

[***] indicates that text has been omitted and is the subject of a confidential treatment request.

(c) If, [***], SCUSA’s approval rate percentages are [***] of the Approval Rate ranges for any or all of the FICO Score bands above, subject to SCUSA’s one time right to cure within three (3) months, [***] until SCUSA’s Approval Rates for [***] are again within the Approval Rate ranges specified in Section 6.03(a) for all FICO Score bands, subject to the Minimum Approval Targets in Section 4.03.

Section 6.04 Dealer Inventory.

In the event of an Inventory Finance Disruption, in order for limited exclusivity to apply, SCUSA must comply with its obligations in Section 4.01(d) to provide dealer inventory financing for dealers that lose (or notified in writing of impending loss of) dealer inventory finance.

Section 6.05 Exclusivity Termination.

(a) The limited exclusivity under this Agreement may be terminated by Chrysler if:

(i) Except as otherwise provided in this Agreement, [***]

(ii) [***]

(iii) [***]

(iv) [***]

ARTICLE VII

RISK ALLOCATION

Section 7.01 Risk Allocation.

(a) Subject to its Credit Policies and any express provisions of this Article VII, SCUSA shall bear all risks of credit losses and other liabilities in connection with the Financing Services, unless SCUSA and Chrysler expressly agree otherwise in writing.

(b) Any financing and funding provided by SCUSA in connection with the Financing Services will be on a non-recourse basis as to Chrysler, unless SCUSA and Chrysler expressly agree otherwise.

(c) Chrysler’s obligations with respect to inventory financed vehicles will be limited to repurchase obligations pursuant to existing dealer franchise agreements and any imposed by applicable state dealer franchise laws.

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission.

[***] indicates that text has been omitted and is the subject of a confidential treatment request.

Section 7.02 Residual Risk Sharing.

(a) With respect to Residual Value Losses, SCUSA and Chrysler shall bear Residual Value Losses as follows:

(i) SCUSA shall bear and be responsible for [***];

(ii) SCUSA and Chrysler shall [***];

(iii) Chrysler shall [***]; and

(iv) Notwithstanding anything in this Agreement to the contrary, [***].

(b) Residual values will be determined using a minimum weighted average of [***] of ALG for all lease residuals unless otherwise expressly agreed to by the Parties.

(c) Chrysler and SCUSA shall share in any Residual Value Gains as follows:

(i) SCUSA will [***];

(ii) SCUSA and Chrysler will [***]; and

(iii) Chrysler will [***].

(iv) Determination of net gains/losses will be based on [***].

(v) Settlement of all net gains/losses will occur quarterly, within 30 days of quarter end.

(d) Total annual residual gains and losses will be subject to an annual ‘true-up’ process in which there may be a reimbursement from one of the parties to the other if the net return on the portfolio for the year differs directionally from the individual total returns of each party (for example if the portfolio shows a net gain but one party has a net gain and the other a net loss). The mechanism for determining this adjustment is illustrated in Schedule 7.02(b). [***].

(e) SCUSA [***].

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission.

[***] indicates that text has been omitted and is the subject of a confidential treatment request.

ARTICLE VIII

REVENUE SHARING

Section 8.01 Upfront Payment.

(a) Immediately upon the Effective Date of this Agreement, SCUSA shall be liable to Chrysler for a non-refundable, non-contingent cash payment of $150,000,000 (the “Up-Front Payment”), which shall be paid in full by SCUSA to Chrysler no later than the Full Start Date.

Section 8.02 Revenue Sharing.

(a) SCUSA shall pay to Chrysler a revenue share for new vehicles equal to the following percentages of Net Revenues for new vehicles:

(i) [***];

(ii) [***]; and

(iii) [***].

(b) Revenue sharing shall apply to [***]. Revenue share payments will be made quarterly in arrears within ten (10) Business Days of the end of the relevant quarter. With respect to the sale of a portfolio of loans or leases, SCUSA shall use reasonable best efforts to extract economic value that can be shared with Chrysler at the revenue share rate as set forth in Section 8.02(a) in effect at the time of the sale of such portfolio of loans or leases.

(c) SCUSA may exclude from revenue sharing [***].

(d) In the event that, as a result of the obligation to make revenue share payments pursuant to Section 8.02(a) or otherwise, SCUSA is unable to achieve what it regards as an acceptable and competitive return on equity while maintaining compliance with the Market Benchmarks, SCUSA may request that the Steering Committee review the relative economic benefits to the parties of this Agreement and in good faith seek to [***]. [***] the Steering Committee may if it determines appropriate develop and implement (or have the parties implement) a remediation program with the aim of improving SCUSA’s return in a manner consistent with this Agreement.

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission.

[***] indicates that text has been omitted and is the subject of a confidential treatment request.

Section 8.03 Cross-Selling

(a) In connection with any cross-selling opportunities, the parties will agree on a reasonable revenue sharing arrangement taking into account the value of preferential customer access and branding provided by Chrysler through this Agreement.

Section 8.04 Exclusivity Fees.

(a) [***]

ARTICLE IX

GOVERNANCE

Section 9.01 Steering Committee.

(a) The parties will establish a Steering Committee to be composed of an equal number of executives from each party to be responsible for considerations around joint policies and programs and coordination of joint activities between the parties. Chrysler will have the right to select a Chairperson from among the Steering Committee members.

(b) Each of Chrysler and SCUSA will designate an equal number of executives to serve as members of the Steering Committee. The Steering Committee may have up to twelve (12) members at one time (six (6) members from each party). Members will be employees of Chrysler or SCUSA, respectively, with a reasonable degree of decision-making authority in order to facilitate the prompt and efficient resolution of matters before the Steering Committee. Each of Chrysler and SCUSA will designate one of their members to be the lead member, who will be the principal point of contact and coordination for the Steering Committee outside of formal meetings (each such lead member, a “Lead Member”). The initial members and initial Lead Members are listed in Schedule 9.01(b).

(c) The Steering Committee will meet at least quarterly to assess performance under this Agreement and to discuss and agree on matters of strategic importance.

(d) The Steering Committee shall establish rules to govern its procedures.

(e) The Steering Committee will seek to resolve any disputes arising in the performance and/or interpretation of this Agreement that cannot be resolved by the Operating Committee.

Section 9.02 Operating Committee

(a) The parties will also establish an Operating Committee to meet at least once per month and otherwise as needed to address operational issues.

(b) The structure and membership of the Operating Committee shall be agreed to by the Steering Committee.

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission.

[***] indicates that text has been omitted and is the subject of a confidential treatment request.

Section 9.03 Other Committees.

(a) Separate subcommittees may be formed by the Steering Committee and/or by the Operating Committee to address specific subject matter areas as needed. Such subcommittees shall be composed of members of the Steering Committee or Operating Committee or other Chrysler or SCUSA employees with relevant expertise as the parties may from time to time agree.

ARTICLE X

TERM; TERMINATION

Section 10.01 Term; Termination.

(a) Subject to any and all provisions for early termination provided for in this Agreement, this Agreement shall continue from the date of this Agreement until the First Break Date. The Agreement will automatically renew for a one year term on the First Break Date, unless either Chrysler notifies SCUSA in writing at least six months prior to the First Break Date or SCUSA notifies Chrysler in writing at least twelve months (but no more than thirteen months) prior to the First Break Date that it wishes to terminate the Agreement (any such notice, a “Termination Notice”).

(b) If Chrysler or SCUSA does not deliver a Termination Notice, then this Agreement will be renewed automatically for successive one-year terms, each expiring on the Next Break Date. The Agreement will not automatically renew for such successive one year terms if either Chrysler or SCUSA provides a Termination Notice to the other party within the time periods specified above prior to the Next Break Date that it wishes to terminate the Agreement.

(c) This Agreement may also be terminated as follows:

(i) The non-breaching party may terminate this Agreement upon a breach by the other party that materially affects the benefits that the non-breaching party reasonably anticipated to receive under this Agreement, and such breach, if curable, is not cured within [***] of receipt of written notice from the non-breaching party; provided, however, if such non-breaching party does not exercise its termination right within [***] after such [***] period, the termination right shall be waived.

(ii) Upon a [***].

(iii) The commencement of a voluntary or involuntary case or other proceeding by or against the other party seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar Law, now or hereafter in effect, which in the case of an involuntary proceeding is not stayed or lifted within [***]; the application for or consent to the appointment of a receiver, trustee, liquidator or custodian by the other party for itself or of all or a substantial part of its property; the making by the other party of a general assignment for the benefit of any of its creditors; or the taking by the other party of any action for the purpose of effecting any of the foregoing.

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission.

[***] indicates that text has been omitted and is the subject of a confidential treatment request.

(iv) Chrysler may terminate this Agreement upon [***] written notice to SCUSA, [***].

(v) Notwithstanding any other provision of this Agreement, Chrysler may terminate this Agreement upon written notice to SCUSA in the event that (x) [***] and (y) SCUSA has not cured such failure within [***] thereof; provided, however, if Chrysler does not exercise its termination right within [***] after the end of such [***] period, the termination right with respect to that particular failure shall be deemed waived.

(vi) Upon the mutual written agreement of the parties.

(d) For the avoidance of doubt, no portion of the Up-Front Payment payable pursuant to Section 8.01 will be refunded in the case of termination for any reason, including in the event of a breach by, [***] or any other event that permits Chrysler to terminate or otherwise results in the termination of this Agreement. Additionally, notwithstanding anything to the contrary contained in this Agreement, if Chrysler elects to terminate this Agreement as a result of a breach of any of Sections 2.03, 4.03, 4.05, 4.13, 6.02, 10.01(c)(ii), 10.01(c) (iii), 10.01(c)(iv), or 10.01(c)(v), Chrysler’s right to retain the Up-Front Payment shall constitute its sole and exclusive remedy for all losses and damages suffered by Chrysler as a result of the breach of such sections giving rise to Chrysler’s right to terminate.

Section 10.02 Obligations of SCUSA Following Termination.

(a) Upon termination of this Agreement

(i) SCUSA shall continue to comply with the terms of this Agreement with respect to all receivables of Chrysler due from Dealers or Consumers in relation to the Financing Services until termination or liquidation of such receivables in accordance with their terms;

(ii) If so requested by Chrysler, SCUSA shall consult with Chrysler in good faith with respect to the migration of the Financing Services to a third party, and the method and process by which to achieve such migration, if any, and shall comply with the reasonable requests of Chrysler in respect of such migration;

(iii) SCUSA shall transfer the [***] to enable Chrysler or such third party to continue to provide services equivalent or similar to the Financing Services rendered under this Agreement;

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission.

[***] indicates that text has been omitted and is the subject of a confidential treatment request.

(iv) Unless such transfer is not permitted under any agreement binding on SCUSA, in which case SCUSA shall use best efforts to make available to Chrysler, SCUSA will transfer to Chrysler (or a third party provider of Financial Services as directed by Chrysler), subject to a reasonable pricing formula or process to be agreed upon, ownership of, or sufficient right to use, the technology platform and applications used in the provision of the Financing Services under this Agreement (whether owned or licensed by SCUSA); and

(v) SCUSA shall have no rights in respect of the [***] other than in relation to the performance of its obligations to provide Financing Services after termination pursuant the provisions of this Agreement

(b) Upon termination or expiration of this Agreement, SCUSA shall provide the Financing Services for a period of [***] or such lesser period as may be requested in writing to SCUSA by Chrysler after the date on which termination or expiration of this Agreement becomes effective. If after such [***] (or lesser period) as provided above, Chrysler has not migrated the Financing Services to a third party provider and desires in its sole discretion for SCUSA to continue to provide the Financing Services as Chrysler Capital, Chrysler may by written notice to SCUSA, reinstate this Agreement (in which case the breach which gave rise to Chrysler’s termination right will be deemed cured) or may offer to reinstate this Agreement conditional on any amendment to the terms of this Agreement and/or any additional remedy for the breach which gave rise to Chrysler’s right to terminate. In the absence of reinstatement, after such [***] (or lesser period) as provided above expires, SCUSA shall (i) immediately cease all use of the Chrysler Marks, including but not limited to immediately removing any and all signage, advertisements and internet sites displaying the Chrysler Marks; (ii) file express withdrawals of all Chrysler Capital d/b/a registrations within 30 days and provide Chrysler with written evidence of same; and (iii) immediately destroy any unused stock of financing documents, lease agreements, loan documentation, stationery, invoices and the like bearing any Chrysler Mark and provide Chrysler with written evidence of same.

(c) The provisions of Section 10.02, Article X, Section 12.02, Section 12.03, Section 12.04, and Section 12.05 shall survive expiration or termination of this Agreement and remain in force and in effect for three years following such expiration or termination unless a longer term is required by Law or to effectuate the termination obligations of this Agreement.

ARTICLE XI

INDEMNIFICATION; LIABILITIES

Section 11.01 Indemnification.

(a) Chrysler and SCUSA shall indemnify the other party and the other party’s Subsidiaries, directors, officers, employees and representatives, in each case, in their capacity as such, against any and all damages, claims, causes of action, losses and/or other liabilities incurred or arising from such party’s business or operations or a breach by a party of its representations, warranties or covenants in this Agreement (i.e., SCUSA as a financial services provides and Chrysler as a vehicle

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission.

[***] indicates that text has been omitted and is the subject of a confidential treatment request.

manufacturer), in each case to the extent related to a third party legal claim or enforcement action (an “Indemnifiable Claim”).

(b) The party seeking indemnification (an “Indemnitee”) must notify the other party of any third party action that may be an Indemnifiable Claim brought against the Indemnitee as promptly as reasonably practical; however, any failure to provide such notice does not relieve the indemnifying party from its indemnity obligations under this Agreement.

(c) The party from whom indemnification is sought (the “Indemnitor”) may assume full control of the defense of the Indemnifiable Claim.

(d) If the Indemnitor does not assume control of the defense of the Indemnifiable Claim within a reasonable time of receiving notice of it from the Indemnitee and Indemnitee is prejudiced by such delay, then the Indemnitee may assume control of the defense of it, with full recourse against the Indemnitor for all costs and expenses incurred in connection with the defense and/or settlement of the Indemnifiable Claim.

(e) The Indemnitee and Indemnitor will reasonably cooperate with each other in defense of the Indemnifiable Claim, regardless of which party has assumed control of the defense of it.

(f) Neither the Indemnitee nor the Indemnitor may settle any third party claim related to the services provided under this Agreement without the prior written consent of the other party, which will not be unreasonably withheld, and without obtaining the unconditional release of the other party from all liability to the third party claimant(s).

(g) If the indemnifiable damages, claims, causes of action, losses, and/or other liabilities arise out of the parties’ joint activities, then the parties will apportion the damages, claims, causes of action, losses, and/or other liabilities in good faith and in a fair manner under the circumstances.

Section 11.02 Limitations on Liability.

(a) Neither party will be liable to the other party (i) in tort, except for gross negligence or willful misconduct, (ii) for equitable claims (but not including equitable remedies) and (iii) for claims arising out of any contract with any customer, dealer or other third party or otherwise in connection with their relationship with such Persons.

Section 11.03 Limitation on Damages.

(a) Neither party is liable to the other party for (i) any damages caused by a Force Majeure Condition or (ii) indirect, incidental, punitive, consequential, non-economic damages, or damages for lost profits, loss of business or business interruption.

Section 11.04 Equitable Remedies.

(a) Nothing in this Agreement restricts either party’s ability to seek equitable remedies (as distinguished from claims), including specific performance of a party’s obligations under this Agreement.

Section 11.05 Cumulative Remedies.

(a) Each party’s rights and remedies under, and/or in connection with, this Agreement are cumulative and may be exercised singly, concurrently, and/or successively in the exercising party’s sole discretion.

ARTICLE XII

INFORMATION REPORTING AND CONFIDENTIALITY

Section 12.01 Information Reporting.

(a) The parties will meet periodically through the Steering Committee or on a reasonable request of a party to discuss current and projected financing needs for Dealers and Consumers, marketing programs as well as SCUSA’s funding plans to meet the projected financing needs and marketing programs.

(b) SCUSA will provide to Chrysler through the Steering Committee and Operating Committee information and reports regarding Dealers’ credit limits, Dealers’ credit performance, Dealers’ credit limit utilization, and any other information that Chrysler may reasonably request for the development of its business with Consumers and Dealers.

(c) SCUSA shall provide regular (and, at Chrysler’s reasonable request, special) reports to Chrysler via the Steering Committee, or other committee as the Steering Committee may designate, to facilitate Chrysler’s understanding of the Dealer and Consumer financing dynamics relevant to their markets and SCUSA’s [***]. Such reporting shall also be provided within a reasonable time to allow Chrysler to perform financial reporting and to provide for internal control reporting as requested.

(d) The parties will meet periodically through the Steering and Operating Committees to discuss the data referred to above and their market implications.

Section 12.02 Confidentiality.

The parties shall treat any information received by it in connection with this Agreement in accordance with the existing Confidentiality Agreement among themselves.

Section 12.03 Nondisclosure of Dealer and Consumer Information.

SCUSA shall not directly or indirectly share data about Dealers or Consumers with third parties, other OEMs, authorized vehicle distributors or authorized vehicle dealers without the written consent of Chrysler (and affected Dealers as required). SCUSA shall employ appropriate safeguards to protect such information from unauthorized disclosure or dissemination.

Section 12.04 Information Security.

(a) Chrysler and SCUSA will take reasonable technological and organizational precautions to ensure that each other’s Confidential Information is protected from unauthorized access, alteration, disclosure, erasure, manipulation and destruction by third parties while such information is in

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission.

[***] indicates that text has been omitted and is the subject of a confidential treatment request.

its possession or control and will ensure that such information is not processed in other ways contradictory to privacy and/or data protection laws.

(b) Chrysler and SCUSA will provide to each other reasonable information regarding the processing, storage and security of Confidential Information.

(c) Chrysler and SCUSA will maintain sufficient procedures to detect and respond to security breaches or unauthorized access or dissemination of Confidential Information and will inform the other party as soon as practicable if a party suspects or learns of a security breach or unauthorized access or dissemination of Confidential Information, including an estimate of the actual and potential impact of the event and the corrective action taken or proposed to be taken.

Section 12.05 Confidential Personal Information.

(a) Chrysler and SCUSA will restrict access to Confidential Personal Information in their possession or control to their employees and/or representatives who have a need to know such information in connection with providing Financing Services and the performance of their respective obligations under this Agreement.

(b) Unless otherwise prohibited by Law, Chrysler and SCUSA will immediately notify the other party of any legal process served on such party for the purpose of obtaining Confidential Personal Information and, prior to disclosure of any Confidential Personal Information in connection with such process, use commercially reasonable efforts to give the other party adequate time to exercise its legal options to prohibit or limit such disclosure.

(c) Chrysler and SCUSA each will implement appropriate measures designed to meet the following objectives:

(i) Ensure the security and confidentiality of Confidential Personal Information;

(ii) Protect against any anticipated threats or hazards to the security or integrity of such information; and

(iii) Protect against unauthorized access to or use of such information that could result in substantial harm or inconvenience to the person about whom the Confidential Personal Information refers.

(d) Within ten days following termination of this Agreement or ten days following the completion of a project for which the Confidential Personal Information has been provided, whichever first occurs, upon the other party’s request, Chrysler or SCUSA, as the case may be, will:

(i) Return the other party’s Confidential Personal Information to such other party; or

(ii) Certify in writing to such other party that such Confidential Personal Information has been destroyed in such a manner that it cannot be retrieved.

(e) Chrysler and SCUSA will notify each other promptly upon the discovery of any loss, unauthorized disclosure, unauthorized access, or unauthorized use of the other’s Confidential Personal Information and will indemnify the other party for such loss, unauthorized disclosure, unauthorized access or unauthorized use, including reasonable attorney fees in accordance with the terms and conditions of Article XI of this Agreement.

ARTICLE XIII

OTHER PROVISIONS

Section 13.01 MFN.

(a) Chrysler shall be permitted to accept any preferable terms and conditions of any agreement or set of agreements similar to this Agreement between SCUSA and any other OEM that is related to dealer or customer financing arrangements.

(b) SCUSA will notify Chrysler of the existence of terms and conditions of any agreement or set of agreements similar to this Agreement and Chrysler shall have the right to receive such terms and conditions. The parties will agree through the Steering Committee on a method for any necessary third party review of the terms of any other OEM program to enable Chrysler effectively to realize the benefit of this MFN provision while not compromising the integrity of any such OEM program and SCUSA will ensure that the terms of any such OEM program permits such review.

(c) In the event of a dispute with respect to the compliance with this Section, any party may request a nationally recognized firm of independent accountants agreeable to the parties to resolve such dispute. Any such request shall be in writing and shall specify with particularity the terms and conditions being submitted for determination. The parties agree to promptly, and in good faith, take all necessary action to designate the accountant no later than ten (10) business days after a request is made. The parties shall cooperate fully in assisting the accountants in their review, including by providing the accountants full access to all files, books and records relevant thereto. Notwithstanding the generality of the foregoing, the parties shall not be required to provide the accountants with access to records to the extent (i) such access is prohibited by applicable Law or (ii) such records or information is legally privileged. The fees and expenses if such accountants will be borne by the prevailing party (as determined by accountants in their sole discretion).

Section 13.02 Permitted Cross-Selling

(a) Except as otherwise provided in this Agreement, any offer and marketing of products and services other than the Financing Services provided pursuant to this Agreement (including, but not limited to personal loans, insurance products, extended repair plans and warranties, credit card and white label credit cards, employee sales, (“Cross-Selling Activities”)) by SCUSA to Consumers and Dealers shall be permissible only with the express prior written approval of Chrysler.

(b) In connection with any Cross-Selling Activities, the parties will agree within the Transition Period and prior to engaging in any Cross-Selling Activities on a reasonable revenue sharing arrangement taking into account the value of preferential customer access and branding provided by Chrysler through this Agreement.

Section 13.03 Credit Policies.

(a) SCUSA shall provide the Financing Services pursuant to the Credit Policies. The Credit Policies shall be at the sole responsibility and shall be under the control of SCUSA.

(b) SCUSA must communicate its Credit Policies and credit scoring practices in place from time to time to Chrysler on a regular basis. SCUSA shall provide [***] written notice to Chrysler before it implements any material changes to its Credit Policies and credit scoring practices that would be applicable to any of the Financing Services.

(c) SCUSA shall, at quarterly intervals (or more frequently if requested by Chrysler) discuss with Chrysler its current Credit Policies and credit scoring system, any anticipated changes in its Credit Policies and credit scoring system as well as the application of such policies to the automotive financing business generally and the Financing Services in particular.

Section 13.04 Outsourcing.

(a) SCUSA shall not outsource or allow any third party to provide any material Financing Services or permit any third party to perform any of SCUSA’s material obligations under this Agreement without the prior written consent of Chrysler.

(b) SCUSA shall remain liable for the performance of its obligations under this Agreement, including the achievement of all Service Level Standards applicable to the Financing Services, notwithstanding the performance of such obligations by any third party.

Section 13.05 Audit Rights.

(a) Each party will provide the other party reasonable access, during regular business hours, to its files, books, and records pertaining to the Financing Services and the other obligations contemplated by this Agreement.

(b) Each party may audit the other party’s compliance with its principal financial and operating obligations under this Agreement.

(c) Neither party will be entitled to conduct such an audit more than once in any year unless a prior audit has shown a Material Deviation.

(d) Any review or audit will be limited in duration, manner, and scope reasonably necessary and appropriate to confirm compliance with the terms and conditions of this Agreement.

Section 13.06 Expenses.

(a) Each party will bear its own fees and expenses that are incurred in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement.

Section 13.07 Regulatory Compliance.

(a) SCUSA shall be responsible for developing policies and procedures to ensure compliance with federal, state and local statutory and regulatory requirements applicable to the Financing Services.

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission.

[***] indicates that text has been omitted and is the subject of a confidential treatment request.

Section 13.08 Force Majeure.

(a) Neither Chrysler nor SCUSA is liable for a delay in performance or failure to perform any obligation under this Agreement to the extent such delay is due to causes beyond its control and is without its fault or negligence, including, natural disasters, governmental regulations or orders, civil disturbance, war conditions, acts of terrorism or strikes, lock-outs or other labor disputes (“Force Majeure Condition”). The performance of any obligation suspended due to a Force Majeure Condition will resume as soon as reasonably possible as and when the Force Majeure Condition subsides.

ARTICLE XIV

MISCELLANEOUS

Section 14.01 Representations and Warranties.

(a) Chrysler and SCUSA each hereby represent and warrant to the other that, as of the date of this Agreement:

(i) It is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was formed and has all requisite power and authority to enter into and perform all of its obligations under the Agreement.

(ii) The execution, delivery and performance of this Agreement by it have been duly authorized by all requisite action on its part.

(iii) This Agreement constitutes a valid and binding obligation of it and is enforceable against it in accordance with its terms.

(iv) The execution and performance of this Agreement by it will not:

(A)	Violate any provision of applicable Law.

(B)	Conflict with the terms or provisions of its organizational or governance documents, or any other material instrument relating to the conduct of its business or the ownership of its property.

(C)	Conflict with any other material agreement to which it is a party or by which it is bound.

(v) There are no actions, suits, proceedings or other litigation or governmental investigations pending, or to its knowledge, threatened, by or against it with respect to this Agreement or in connection with the dealings contemplated by this Agreement.

(vi) There is no order, injunction or decree outstanding against, or relating to, it that could reasonably be expected to have a material adverse effect upon its ability to perform its obligations under this Agreement.

Section 14.02 Notices. Any notice, claim, request, demand, consent, designation, direction, instruction, certificate, report or other communication (each, a “notice”) to be given hereunder shall be given in writing in the English language (or accompanied by an accurate English language translation upon which the recipient shall have the right to rely for all purposes) and delivered in person, or by facsimile or other electronic transmission to address, the fax number or email address below:

If to Chrysler:

Chrysler Group LLC

1000 Chrysler Drive

Auburn Hills, MI 48326

CIMS: 485-03-71

Attention: Head of Financial Services

Tel: [***]

Fax:

Email: [***]

With copy to:

Chrysler Group LLC

1000 Chrysler Drive

Auburn Hills, MI 48326

Attention: General Counsel

Tel: [***]

Fax: [***]

if to SCUSA:

Santander Consumer USA Inc.

8585 N. Stemmons Freeway

Suite 1100 N

Dallas, TX 75247

Attention: [***]

Tel: [***]

Fax: [***]

Email: [***]

With a copy to:

Santander Consumer USA Inc.

8585 N. Stemmons Freeway

Suite 1100 N

Dallas, TX 75247

Attention: Chief Legal Officer

Tel: [***]

Email: [***]

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission.

[***] indicates that text has been omitted and is the subject of a confidential treatment request.

Where a notice is sent by facsimile or other electronic transmission, service of the notice shall be deemed to be effected by properly addressing and sending such notice and shall be deemed to have been received, if sent within business hours on a business day in the place of receipt, on the same day that it was transmitted or, if sent outside of business hours, during business hours on the next business day in the place of receipt. Each party, by written notice to each other party in accordance with this Section 14.02, may change the address to which notices are to be sent to such party.

Section 14.03 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, each of which, when so executed and delivered, shall be an original, but all the counterparts shall together constitute one and the same instrument.

Section 14.04 Further Assurances. Each party agrees to execute and deliver any and all such other documents and instruments and take or cause to be taken any and all such other actions as the other party may reasonably request (at the cost of the requesting party) or that are reasonably necessary or appropriate in order to give full effect to the terms of this Agreement.

Section 14.05 Relationship of the Parties.

(a) Nothing contained in this Agreement creates or will be construed as creating a joint venture, association, partnership, franchise or agency relationship between Chrysler and SCUSA.

Section 14.06 Assignment and Amendment.

(a) This Agreement binds and inures to the benefit of the parties hereto and their respective successors and assigns. Neither Chrysler nor SCUSA may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement (by operation of Law or otherwise) to any party without the other party’s prior express written consent.

(b) This Agreement may be amended or modified only by a writing signed by both parties.

Section 14.07 Severability.

(a) If a court of competent jurisdiction holds that any part of this Agreement is invalid or unenforceable under applicable Law, all other parts remain valid and enforceable.

Section 14.08 No Third Party Beneficiaries.

(a) Nothing in this Agreement, express or implied, confers upon any person or entity, other than the parties and their successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

Section 14.09 Dispute Resolution.

(a) Any dispute, controversy, claim or disagreement arising from or in connection with this Agreement (a “Dispute”), will be exclusively governed by and resolved in accordance with the provisions of this Section 14.09. Except as provided in this Section 14.09, neither party will seek judicial relief of any Dispute.

(b) Any Dispute that cannot be resolved at the working level will, in the first instance, be submitted to each member of the Steering Committee before the next scheduled Steering Committee meeting.

(c) If at formal Steering Committee meeting or within ten business days thereafter (unless a different time is agreed to by the Steering Committee) the Coordinating Committee is unable to resolve any such Dispute, the Dispute will immediately be escalated to lead members of the Steering Committee for each party, or their designees for the particular matter, for resolution.

(d) Any Dispute that is not resolved by the lead members of the Steering Committee for each party (or their designees for the particular matter) within 30 days of submission to them will immediately be escalated to the Chairman of Banco Santander and the Chairman and CEO of Chrysler.

(e) If a Dispute is not resolved within 60 days of the date of escalation to the Chairman of Banco Santander and the Chairman and CEO of Chrysler, the parties agree in good faith to try to settle the Dispute by mediation administered by the American Arbitration Association under its Commercial Mediation Rules, before resorting to litigation or any other dispute resolution mechanism.

(f) If a Dispute is not resolved within 120 days of the start date of mediation, either party may pursue legal remedies.

(g) This Section 14.09 does not limit either party’s right to apply to a court of competent jurisdiction for equitable, provisional relief with respect to any Dispute pending the resolution of the Dispute pursuant to this Section 14.09.

Section 14.10 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 14.11 Consent to Jurisdiction.

(a) To the fullest extent permitted by Law, each party hereby irrevocably consents and agrees, for the benefit of the other party, that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement may be brought in any federal or state court located in the Borough of Manhattan, The City of New York, and hereby irrevocably accepts and submits to the non-exclusive jurisdiction of each such court with respect to any such action, suit or proceeding. To the fullest extent permitted by Law, each party waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings brought in any such court and hereby further waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought therein has been brought in an inconvenient forum.

Section 14.12 No Trial by Jury. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

CHRYSLER GROUP LLC

By:	/s/ Richard K. Palmer
Name: Richard K. Palmer
Title: CFO

SANTANDER CONSUMER USA INC.

By:	/s/ Tom Dundon
Name: Tom Dundon
Title: CEO

SCHEDULE OF SCHEDULES

Schedule 1.01(r)

Methodology and an illustrative calculation of Cost of Funds

[***]

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission.

[***] indicates that text has been omitted and is the subject of a confidential treatment request.

Schedule 1.01(qq)

Illustrative Calculation of “Market” Rates

[***]

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission.

[***] indicates that text has been omitted and is the subject of a confidential treatment request.

Schedule 1.01(qq) (continued)

[***]

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission.

[***] indicates that text has been omitted and is the subject of a confidential treatment request.

Schedule 1.01 (tt)

Illustrative calculation of Net Interest Income

[***]

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission.

[***] indicates that text has been omitted and is the subject of a confidential treatment request.

Schedule 1.01(aaa)

Existing Methodology and an Illustrative Calculation of the Operating Spread

Chrysler Capital

Illustrative calculation of the operating spread (illustration purposes only)

Retail installment contracts

[***]

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission.

[***] indicates that text has been omitted and is the subject of a confidential treatment request.

Schedule 1.01(ooo)

Specified Banking Subsidiaries

[***]

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission.

[***] indicates that text has been omitted and is the subject of a confidential treatment request.

Schedule 1.01(ppp)

Standard Banking Services

[***]

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission.

[***] indicates that text has been omitted and is the subject of a confidential treatment request.

Schedule 2.01(b)

Exceptions

[***]

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission.

[***] indicates that text has been omitted and is the subject of a confidential treatment request.

Schedule 3.02(a)(iv)

Remarketing Services

•	All remarketing processes to be established and managed by SCUSA, including, without limitation, all [***]

•	Chrysler will have final approval on all remarketing strategies, policies and procedures prior to implementation

•	SCUSA shall propose a joint Chrysler/ SCUSA remarketing management committee with meetings on a regular basis

•	SCUSA shall propose a system that collectively leverages the scale of Chrysler and SCUSA to maximize benefit related to auction costs.

•	SCUSA shall provide that grounding dealers shall have the right to purchase off lease vehicle at fair market value (not residual value)

•	SCUSA shall provide copies of existing agreements with each auction company

•	SCUSA will share remarketing data on a regular basis including but not limited to: [***].

•

All remarketing expenses that exceed the standard industry reconditioning expenses for SCUSA shall be agreed upon by Chrysler and SCUSA on a [***] basis (or, if applicable, exclusive cost basis by either Chrysler or SCUSA) where appropriate.

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission.

[***] indicates that text has been omitted and is the subject of a confidential treatment request.

Schedule 3.03(e)

Key SCUSA Individuals

[***]

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission.

[***] indicates that text has been omitted and is the subject of a confidential treatment request.

Schedule 4.01(a)

Funding

[***]

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission.

[***] indicates that text has been omitted and is the subject of a confidential treatment request.

Schedule 4.08(a)

Illustrative Calculation of the Support Rate

[***]

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission.

[***] indicates that text has been omitted and is the subject of a confidential treatment request.

Schedule 4.08(c)

Existing Methodology and an illustrative Calculation of the Operating Spread

[***]

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission.

[***] indicates that text has been omitted and is the subject of a confidential treatment request.

Schedule 4.13

Key Performance Metrics

SCUSA’s minimum retail and lease penetration rates

	Year 1	Year 2	Year 3	Year 4	Year 5

Retail	[***]	[***]	[***]	[***]	[***]

Lease	[***]	[***]	[***]	[***]	[***]

	[***]	[***]	[***]	[***]	[***]

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission.

[***] indicates that text has been omitted and is the subject of a confidential treatment request.

Schedule 7.02 (b)

Illustrative Methodology for Determining Residual Gains and Losses

[***]

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission.

[***] indicates that text has been omitted and is the subject of a confidential treatment request.

Schedule 7.02 (b) (continued)

[***]

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission.

[***] indicates that text has been omitted and is the subject of a confidential treatment request.

Schedule 9.01(b)

Steering Committee

SCUSA Members

[***]

Chrysler Group Members

[***]

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission.

[***] indicates that text has been omitted and is the subject of a confidential treatment request.

EXHIBIT A

Equity Option Agreement

[***]

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission.

[***] indicates that text has been omitted and is the subject of a confidential treatment request.

EXHIBIT B

SCUSA Readiness Plan

[***]

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission.

[***] indicates that text has been omitted and is the subject of a confidential treatment request.

EXHIBIT C

Dealer Financing Terms

WHOLESALE FLOORPLAN
Purpose:	[***]

Inventory Security:	[***]

Additional Security:	[***]

Credit Lines:	[***]

Advance:	[***]

Release Privilege:	[***]

Application Fee:	[***]

Set-Up Fee:	[***]

Monthly Curtailment:	[***]

Floorplan Insurance:	[***]

Fleet:	[***]

Other Terms:	[***]

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission.

[***] indicates that text has been omitted and is the subject of a confidential treatment request.

EXHIBIT D

Corporate Identity Guidelines

[***]

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission.

[***] indicates that text has been omitted and is the subject of a confidential treatment request.

EXHIBIT E

Service Level Standards

[***]

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission.

[***] indicates that text has been omitted and is the subject of a confidential treatment request.

EXHIBIT F

Chrysler Privacy, Security and Confidentiality Agreement

[***]

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission.

[***] indicates that text has been omitted and is the subject of a confidential treatment request.